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                                                                    Exhibit j(1)




                         INDEPENDENT AUDITORS' CONSENT


The Shareholders and Board of Directors
ING VP Emerging Markets Fund, Inc.:

We consent to the use of our report dated February 16, 2004 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Los Angeles, California
April 12, 2004